Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2002-15
*CUSIP:     21988G379       Class     A-1
            21988GBY1       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2003.

INTEREST ACCOUNT

Balance as of August 15, 2002 .................................            $0.00
         Scheduled Income received on securities ..............      $968,775.50
         Unscheduled Income received on securities ............            $0.00

LESS:
         Distribution to Class A-1 Holders ....................     -$968,750.00
         Distribution to Class A-2 Holders ....................           -$0.00
         Distribution to Depositor ............................           -$0.00
         Distribution to Trustee ..............................          -$25.50
Balance as of February 15, 2003 ...............................            $0.00

PRINCIPAL ACCOUNT

Balance as of August 15, 2002 .................................            $0.00
         Scheduled Principal received on securities ...........            $0.00

LESS:
         Distribution to Holders ..............................           -$0.00
Balance as of February 15, 2003 ...............................            $0.00

               UNDERLYING SECURITIES HELD AS OF February 15, 2003

           Principal Amount                      Title of Security
           ----------------                      -----------------
            $25,163,000          CIT Capital Trust I 7.70% Preferred Capital
                                 Securities due February 15, 2027
                                 *CUSIP: 125563AC0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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